November 7, 2011
Media Contact:  Cynthia Messina, Las Vegas, NV (702) 876-7132
Shareholder Contact:  Ken Kenny, Las Vegas, NV (702) 876-7237
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER 2011 RESULTS

Las Vegas, Nev. – Southwest Gas Corporation (NYSE: SWX) recorded a net loss of $0.34 per share for the third quarter of 2011, compared to a net loss of $0.11 per share recorded for the third quarter of 2010.  Consolidated net loss was $15.6 million for the third quarter of 2011, compared to a net loss of $4.8 million for the prior-year quarter.  The current quarter includes a $6.7 million ($0.15 per share) expense associated with decreases in cash surrender values of company-owned life insurance (“COLI”) policies (net of recognized death benefits).  The prior-year quarter includes $7.8 million ($0.17 per share) of income associated with increases in the cash surrender values (including net death benefits recognized) of COLI policies.  Due to the seasonal nature of the business, results for quarterly periods are not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Although net financial results declined between quarters due to COLI, consolidated operating income (which excludes COLI) showed improvement.  This occurred because of a strong contribution from NPL, our pipeline construction services subsidiary, which offset a reduction in gas operations results.  Lower financing costs were also a favorable factor.”  Shaw noted that, “NPL had a very strong quarter contributing $9.9 million in earnings, a $5.9 million increase as compared to the prior-year quarter.  The factors currently driving NPL operations,

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mainly the replacement of aging infrastructure, are likely to persist for a number of years.”  In conclusion, Shaw stated, “Our current Arizona general rate case continues to progress.  Hearings took place in August on a settlement agreement filed with the Arizona Corporation Commission that is supported by a majority of the interested parties.  We are optimistic that a decision on the rate case can be reached before the end of the year.”

For the twelve months ended September 30, 2011, consolidated net income was $102 million, or $2.23 per basic share, compared to $105 million, or $2.33 per basic share, during the twelve-month period ended September 30, 2010.  The decline between periods was primarily due to higher operating costs, a decrease in other income, and lower operating margin, partially offset by an $11.1 million increased contribution from construction services activities.  Other income in the current twelve-month period includes $2.3 million ($0.05 per share) associated with increases in cash surrender values of COLI policies (including recognized net death benefits).  The prior twelve-month period included $7.2 million ($0.16 per share) in income associated with net death benefits and increased COLI cash surrender values.

Natural Gas Operations Segment Results

Third Quarter
Operating margin, defined as operating revenues less the cost of gas sold, decreased $4 million in the third quarter of 2011 compared to the third quarter of 2010, primarily

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due to an isolated out-of-period adjustment of $3.7 million related to a regulatory deferral mechanism that overstated revenues for periods prior to the third quarter of 2011 (of which approximately $800,000 relates to the first half of 2011 and $2.9 million pertains to years prior to 2011).  Rate relief, weather, and customer growth were not significant components of the change in margin between the third quarters of 2011 and 2010.  Approximately 16,000 net new customers were added during the last twelve months.

Operating expenses for the quarter increased $4 million, or 3%, compared to the third quarter of 2010 primarily due to general cost increases, an increase in depreciation expense resulting from additional plant in service, and higher Arizona property tax rates.  Other income, which principally includes returns on COLI policies and non-utility expenses, decreased $14.8 million between quarters.  This was primarily due to a decline in income associated with COLI policies (including net death benefits recognized).  Net financing costs decreased $2 million between the comparative quarters, primarily due to cost savings from refinancing and reduced interest rates on variable-rate debt (including reductions relating to the interest tracking mechanism for certain Industrial Development Revenue Bonds).

Twelve Months to Date
Operating margin decreased $3 million between periods.  Margin increases due to rate relief totaled $5 million ($2 million in Nevada and $3 million in California).  Customer growth contributed $1 million of operating margin.  Differences in heating demand

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caused by weather variations between periods resulted in a decrease of $5 million.  The remaining decrease was due to the regulatory deferral mechanism adjustment in the third quarter of 2011.

Operating expenses rose $18 million, or 3%, between periods principally due to higher general costs, increases in employee-related costs including pension expense, an increase in depreciation expense resulting from additional plant in service, and an increase in Arizona property tax rates.  The increases were mitigated by cost containment efforts (including lower staffing levels).

Other income decreased $6.8 million between periods, primarily due to a decline in COLI-related income.  Net financing costs decreased $7.1 million between periods largely due to the redemption of $100 million of subordinated debentures in March 2010, cost savings from debt refinancing, and reduced interest rates on variable-rate debt.

Southwest Gas Corporation provides natural gas service to 1,836,000 customers in Arizona, Nevada, and California.

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act).  All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.  A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements.  These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, conditions in the housing market, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, and the impacts of stock market volatility.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2011	2010

Consolidated Operating Revenues	$352,592	$307,683

Net Income (Loss)	$(15,641)	$(4,823)

Average Number of Common Shares Outstanding	45,881	45,447

Earnings (Loss) Per Share	$(0.34)	$(0.11)

NINE MONTHS ENDED SEPTEMBER 30,	2011	2010

Consolidated Operating Revenues	$1,369,537	$1,362,259

Net Income	$56,963	$58,892

Average Number of Common Shares Outstanding	45,837	45,354

Basic Earnings Per Share	$1.24	$1.30

Diluted Earnings Per Share	$1.23	$1.29

TWELVE MONTHS ENDED SEPTEMBER 30,	2011	2010

Consolidated Operating Revenues	$1,837,649	$1,861,064

Net Income	$101,948	$105,284

Average Number of Common Shares Outstanding	45,766	45,262

Basic Earnings Per Share	$2.23	$2.33

Diluted Earnings Per Share	$2.21	$2.31

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010	2011	2010

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(25,566)	$(8,813)	$42,648	$52,403	$81,627	$96,074
Contribution to net income - construction services	9,925	3,990	14,315	6,489	20,321	9,210
Net income (loss)	$(15,641)	$(4,823)	$56,963	$58,892	$101,948	$105,284

Basic earnings (loss) per share	$(0.34)	$(0.11)	$1.24	$1.30	$2.23	$2.33
Diluted earnings (loss) per share	$(0.34)	$(0.11)	$1.23	$1.29	$2.21	$2.31

Average outstanding common shares	45,881	45,447	45,837	45,354	45,766	45,262
Average shares outstanding (assuming dilution)	-	-	46,264	45,756	46,203	45,657

Results of Natural Gas Operations
Gas operating revenues	$195,647	$213,893	$1,022,914	$1,133,671	$1,401,150	$1,561,644
Net cost of gas sold	67,165	81,303	468,026	581,294	622,907	779,911
Operating margin	128,482	132,590	554,888	552,377	778,243	781,733
Operations and maintenance expense	89,087	86,746	268,745	260,386	363,302	352,047
Depreciation and amortization	43,640	42,574	130,997	127,416	174,037	168,653
Taxes other than income taxes	10,585	10,006	30,750	29,388	40,231	38,826
Operating income (loss)	(14,830)	(6,736)	124,396	135,187	200,673	222,207
Other income (deductions)	(8,093)	6,704	(6,804)	997	(3,785)	2,998
Net interest deductions	17,116	19,115	52,097	56,001	71,209	74,475
Net interest deductions on subordinated debentures	-	-	-	1,912	-	3,845
Income (loss) before income taxes	(40,039)	(19,147)	65,495	78,271	125,679	146,885
Income tax expense (benefit)	(14,473)	(10,334)	22,847	25,868	44,052	50,811
Contribution to net income (loss) - gas operations	$(25,566)	$(8,813)	$42,648	$52,403	$81,627	$96,074

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
SEPTEMBER 30, 2011

FINANCIAL STATISTICS
Market value to book value per share at quarter end	140%
Twelve months to date return on equity -- total company	8.6%
-- gas segment	7.2%
Common stock dividend yield at quarter end	2.9%

GAS OPERATIONS SEGMENT
			Authorized
	Authorized	Authorized	Return on
	Rate Base	Rate of	Common
Rate Jurisdiction	(In thousands)	Return	Equity
Arizona	$1,066,108	8.86%	10.00%
Southern Nevada	819,717	7.40	10.15
Northern Nevada	116,584	8.29	10.15
Southern California	143,851	7.87	10.50
Northern California	52,285	8.99	10.50
South Lake Tahoe	11,815	8.99	10.50
Paiute Pipeline Company (1)	84,717	9.47	12.00

(1) Estimated amounts based on rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In dekatherms)	2011	2010	2011	2010
Residential	53,725,340	54,112,309	70,082,331	70,938,044
Small commercial	22,795,163	22,708,979	30,180,185	30,278,902
Large commercial	8,463,944	8,398,127	11,249,112	11,115,230
Industrial / Other	3,703,507	4,209,420	5,386,300	5,839,319
Transportation	73,355,700	77,978,668	95,236,981	101,060,532
Total system throughput	162,043,654	167,407,503	212,134,909	219,232,027

HEATING DEGREE DAY COMPARISON
Actual	1,414	1,475	1,936	2,018
Ten-year average	1,363	1,359	1,879	1,894

Heating degree days for prior periods have been recalculated using the current period customer mix.